                                  CERTIFICATION
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                (CHAPTER 63, TITLE 18 U.S.C. SS.1350(A) AND (B))

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. ss.1350(a) and (b)), each of the undersigned hereby individually certifies in his capacity as an officer of TRIMAS Corporation (the "Company") that the Quarterly Report of the Company on Form 10-Q for the period ended March 30, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of, and for, the periods covered by such Report.

Dated:  May 14, 2003               BY: /s/ Grant H. Beard
                                       -------------------------------------
                                       Grant H. Beard
                                       President and Chief Executive Officer


The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. ss.1350(a) and (b)), is not a part of the Form 10-Q to which it refers and is, to the extent permitted by law, provided by each of the above signatories to the extent of his respective knowledge.

A signed original of this written statement required by Section 906 has been provided to TriMas Corporation and will be retained by TriMas Corporation and furnished to the Securities and Exchange Commission or its staff upon request.